Exhibit 99.1

FINAL ISSUED

FUEL TECH, INC.

2013 Executive Officer Incentive Plan

1.	THE PLAN

1.1 Objectives. The Executive Officer Incentive Plan (“EOIP”) of Fuel Tech, Inc., a Delaware corporation, (the “Company”), is designed to provide each Participant with financial incentives based upon Company financial results, measured in terms of Adjusted EBITDA, Revenues and APC Bookings. The EOIP is an annual bonus plan based on the Company’s fiscal performance in 2013. Capitalized terms not otherwise defined shall have the meanings set forth in Section 4 below.

1.2 Plan Supersedes All Prior Incentive Compensation Programs. This EOIP supersedes and replaces all prior cash incentive compensation programs for all Participants.

2.	ELIGIBILITY

2.1 Participants. The Company’s Chief Executive Officer, Chief Financial Officer, Executive Vice President of Marketing and Sales, Executive Vice President of Worldwide Operations and Senior Vice President and General Counsel shall each be a Participant in the EOIP. The Committee, in its business discretion, may subjectively decide to designate additional full-time senior management employees of the Company to be Participants in the EOIP after consideration of the recommendations of the Company’s Chief Executive Officer. The addition of new full-time senior management employees to the EOIP would require modification to the EOIP’s formulaic funding or payout mechanics, subject to approval by the Committee.

Participants must be employed on the last day of a fiscal year (December 31) in order to be eligible for a payout under the EOIP based on that fiscal year’s performance. No amounts will be deemed earned or payable under the EOIP by any Participant whose employment with the Company ends on or before the last day of the fiscal year. A Participant deemed to be eligible for a payout in accordance with the provisions of the EOIP for a given fiscal year, need not be employed on the day of a bonus payout under this EOIP for such fiscal year in order to be eligible for the payout.

2.2 Involuntary Termination of Employment. Notwithstanding the preceding paragraph, if, during a fiscal year in which the EOIP is in effect, a Participant’s employment with the Company is involuntarily terminated: (a) not for cause by the Company, or (b) on account of the Participant’s death, or (c) on account of the Participant’s disability (as that term is defined below), then to the extent and at the time the Company determines there shall be a payout for that fiscal year under the EOIP, the affected Participant shall be eligible for a pro rata EOIP payment (or, in the case of death, to that employee’s estate) in accordance with the applicable calculations of Section 4, “EOIP Payouts” and subject to all the other provisions of the EOIP; provided, however, that only the normal employee wages paid to the affected employee (as determined by the Company in its sole discretion and excluding bonuses, allowances, paid leave, vacation or severance payments) through that Participant’s separation date from the Company shall be used in such pro rata allocations.

Any funds not paid out to a Participant under the EOIP, whether due to voluntary termination of employment, termination of employment for cause or otherwise, will automatically revert back to the Company.

2013 Executive Officer Incentive Plan

As Amended May 23, 2013

FINAL ISSUED

3.	EOIP Payouts

3.1 Incentive Pool. EOIP payouts are based on the Company’s performance for three financial metrics – Adjusted EBITDA, Revenues and APC Bookings. An “Incentive Pool” may or may not be created dependent on the Company’s financial performance pertaining to all or some of those metrics during the fiscal year. If the Incentive Pool is created, each Participant is then awarded that Participant’s designated portion of the Incentive Pool on or before March 31, 2014. The methodology for calculating EOIP payouts to Participants is more fully described below.

3.2 Minimum Adjusted EBITDA Threshold. No amounts shall be payable under this EOIP for any fiscal year unless the Company has achieved the established minimum threshold of Adjusted EBITDA for such fiscal year. Accordingly, if the Company’s financial performance for the fiscal year falls below the established minimum threshold of Adjusted EBITDA, there is no payout under the EOIP of any kind, regardless of the annual Revenue or annual APC Bookings amounts achieved.

3.3 Funding and Payout.

3.3.1 A percentage of Adjusted EBITDA is set aside in an Incentive Pool with respect to each fiscal year to provide for bonus payments under this EOIP based on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. The percentage of Adjusted EBITDA that is set aside based on the Company’s actual level attained in each of these three categories shall be determined by the Committee after consideration of the recommendations of the Company’s Chief Executive Officer.

3.3.2 Once the Company’s minimum threshold of Adjusted EBITDA is met, the percentage of Adjusted EBITDA set aside in the Incentive Pool rises pro rata incrementally based on actual Company performance in each of the Adjusted EBITDA, Revenues, and APC Bookings financial metrics subject to an overall Incentive Pool funding percentage upper limit cap, all as shown in the chart below. The payout formula for a Participant is shown in the chart below.

(Amounts shown in thousands)

Executive Officer Incentive Plan Mechanics
	Minimums	Funding Percentage	Incremental Value	Incremental Percentage	Percentage Cap
Adjusted EBITDA, as defined	$10,000	1.00%	500	0.10%	2.00%
Revenue	$104,500	0.50%	2,500	0.05%	1.00%
APC Bookings	$44,500	0.50%	25,00	0.05%	1.00%

		2.00%			4.00%

Executive Officer Plan Incentive Summary
Title	Percentage of Pool
Chief Executive Officer	35.0%
EVP, Worldwide Operations	20.0%
Chief Financial Officer	15.0%
EVP, Marketing & Sales	15.0%
SVP, General Counsel	15.0%
100.0%

2013 Executive Officer Incentive Plan

As Amended May 23, 2013

FINAL ISSUED

3.4 New Product Incentive Payout.

In addition to the payment of amounts from the Incentive Pool as described in Sections 3,1, 3.2 and 3.3 above and subject to meeting the Minimum Adjusted EBITDA threshold as described in Section 3.2, the Company will fund an additional amount for payment under this Plan, to be divided equally between each Participant in this Plan, as follows:

3.4.1 Two Hundred Thousand Dollars ($200,000) will be funded if, during any three month period occurring from January 1, 2013 through and including December 31, 2013, the Company recognizes aggregate Revenues of Two Million Dollars ($2,000,000) or more from the commercial sale or out-licensing of any internally developed product offering for the reduction of emissions of hydrochloric acid, sulfur dioxide or mercury; and

3.4.2 Two Hundred Thousand Dollars ($200,000) will be funded if, during any three month period occurring from January 1, 2013 through and including December 31, 2013, the Company recognizes aggregate Revenues of Two Million Dollars ($2,000,000) or more from the commercial sale or out-licensing of any product or technology licensed by the Company from a third party after January 1, 2013.

4.	DEFINITIONS

“Adjusted EBITDA” – means generally earnings before interest expense, taxes, depreciation and amortization, profit sharing plan contributions, stock compensation, incentive pay (excluding sales commissions) and other unusual or non-cash charges, but shall be as determined by the Company, in its sole discretion, with the assistance of its accountants.

“APC Bookings” – means generally to revenue (a) to which the Company has a legally binding, contractual right pursuant to a Sales Contract signed after December 31, 2010, and (b) which involves the sale of equipment or services associated the Company’s APC product line, all as determined by the Company, in its sole discretion. For purposes of clarity, it is understood that APC Bookings shall not include revenue (i) for equipment or services included in the scope of work of contracts executed and entered into prior to January 1, 2013 and restated in newly executed contracts; (ii) revenues relating to work for which authorization to proceed from the customer is required but has not been obtained in writing; or (iii) revenues relating to any equipment or services the delivery of which has been cancelled by the customer.

“Committee” – means the Compensation & Nominating Committee of the Company’s Board of Directors or such other committee as may from time to time succeed or perform the functions of that Committee.

“Disability” – means that a Participant, after exhausting any applicable leave available under the Company’s policies, is unable because of physical or mental condition to perform the essential functions of such Participant’s position, with or without a reasonable accommodation.

“Revenue” – means the Company’s net sales, as determined by the Company in its sole discretion.

“Sales Contract” – means a comprehensive set of executed, legally binding documents between the Company and a customer, in form and substance acceptable to the Company.

2013 Executive Officer Incentive Plan

As Amended May 23, 2013

FINAL ISSUED

5.	OTHER CONDITIONS

5.1 No Alienation of Awards. Payouts under this EOIP may not be assigned or alienated, except that payouts earned and payable may be assigned under the laws of descent and distribution of the Participant’s domicile.

5.2 No Right of Employment. Neither the EOIP nor any action taken under the EOIP shall be construed, expressly or by implication, as either giving to any Participant the right to be retained in the employ of the Company or any affiliate, or altering or limiting the employment-at-will relationship between the Company and any Participant.

5.3 Taxes, Withholding. The Company or any affiliate shall have the right to deduct from any payout under the EOIP any applicable federal, state or local taxes or other amounts required by applicable law, rule, or regulation to be withheld with respect to such payment.

5.4 Code Section 409A. The EOIP is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

5.5 Plan Administration; Effectiveness for any Fiscal Year. The EOIP shall be administered by or under the authority of the Committee which shall have the full discretionary power to administer and interpret this EOIP and to establish rules for its administration. The EOIP will not be deemed effective for any fiscal year until such time, if any, as the determination of the EOIP Adjusted EBITDA, Revenues, and APC Bookings minimum targets and Incentive Pool funding percentage amounts contemplated by Paragraph 3 above have been released for communication to EOIP participants, which date shall be no later than March 31st of each fiscal year.

5.6 Reservation of Rights; Governing Law; Contract Disclaimer. The Company reserves the right to amend or cancel the EOIP in whole or in part at any time without notice. There can be no guaranty that the EOIP will be in effect in any subsequent fiscal year. The Company also reserves the right to decide all questions and issues arising under the EOIP and its decisions are final. The EOIP shall be construed in accordance with and governed by the laws of the State of Illinois. The EOIP is a statement of the Company’s intentions and does not constitute a guarantee that any particular EOIP payment amount will be paid. It does not create a contractual relationship or any contractually enforceable rights between the Company or its wholly owned subsidiaries and the Participant.

2013 Executive Officer Incentive Plan

As Amended May 23, 2013

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